UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2006

Mobius Management Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-24077

Delaware	13-3078745
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

120 Old Post Road, Rye, New York 10580
(Address of Principal Executive Offices)
(Zip Code)

(914) 921-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K previously filed by Mobius Management Systems, Inc. (the “Company”) on May 8, 2006, in order to disclose the Committee appointments of current directors Mark P. Cattini and James A. Perakis.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d): Election of Directors

As previously disclosed, on May 5, 2006, the Company announced the appointment of Mark P. Cattini and James A. Perakis to its Board of Directors (the “Board”). Messrs. Cattini and Perakis were elected on May 4, 2006, at a regularly scheduled meeting of the Board. The Board had determined that Messrs. Cattini and Perakis qualified as independent under the requirements of the Nasdaq listing standards. At the time of their appointment, the Company’s Board had not yet determined the Committees on which Messrs. Cattini and Perakis would serve.

On August 31, 2006, at a regularly scheduled meeting of the Board, the Board approved the appointment of Mr. Cattini to serve on the Audit Committee and the Compensation Committee, and Mr. Perakis to serve on the Compensation Committee and the Corporate Governance and Nominating Committee. They are expected to formally join these Committees in the second half of September 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006

                                                        MOBIUS MANAGEMENT SYSTEMS, INC.

                                                        By: /s/ Raymond F. Kunzmann
                                       Raymond F. Kunzmann
                       Chief Financial Officer (Principal
                                                           Financial and Accounting Officer)